Exhibit 10.2

FIRST AMENDMENT TO

COMMON STOCK PURCHASE AGREEMENT

This First Amendment to Common Stock Purchase Agreement (this “Agreement”), dated September 12, 2022 and effective as of September 7, 2022 (the “Effective Date”), amends that certain Common Stock Purchase Agreement dated September 7, 2022 (the “Purchase Agreement”), by and between TRxADE HEALTH Inc., a Delaware corporation (the “Company”), and White Lion Capital LLC, a Nevada limited liability company (the “Investor”), each a “Party” and collectively the “Parties”. Certain capitalized terms used below but not otherwise defined shall have the meanings given to such terms in the Purchase Agreement.

WHEREAS, subsequent to entering into the Purchase Agreement, the Parties determined that certain changes and corrections were needed to be made to the Purchase Agreement to better reflect the intentions of the Parties; and

WHEREAS, as a result of the above, the Parties desire to amend the Purchase Agreement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other good and valuable consideration, which consideration the Parties hereby acknowledge and confirm the receipt and sufficiency thereof, the Parties hereto agree as follows:

1. Amendments to Purchase Agreement.

(a) Effective as of the Effective Date, the Purchase Agreement is amended to change all the references to the Commitment Amount being “$10,000,000”, including, but not limited to in connection with the definition of “Commitment Amount” and the first “WHEREAS” of the Purchase Agreement, to provide for a Commitment Amount of $2,300,000.

(b) Effective as of the Effective Date, the Purchase Agreement is amended to include a new Section 2.3, immediately following Section 2.2 of the Purchase Agreement, which reads as follows:

“Section 2.3 Compliance with Nasdaq Capital Market Rules. Notwithstanding anything in this Agreement to the contrary, and in addition to the limitations set forth in Section 7.2, the Company shall not issue more than 1,626,208 shares of Common Stock (the “Exchange Cap”) under this Agreement, which equals 19.99% of the Company’s outstanding shares of Common Stock as of the Effective Date, unless stockholder approval is obtained to issue in excess of the Exchange Cap. Notwithstanding the foregoing, the Company shall not be required or permitted to issue, and the Investor shall not be required to purchase, any shares of Common Stock under this Agreement if such issuance would violate the rules or regulations of The Nasdaq Capital Market. The Company may, in its sole discretion, determine whether to obtain stockholder approval to issue more than 19.99% of its outstanding shares of Common Stock hereunder if such issuance would require stockholder approval under the rules or regulations of The Nasdaq Capital Market. The Exchange Cap shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable that may be aggregated with the transactions contemplated by this Agreement under applicable rules of The Nasdaq Capital Market.

First Amendment to Common Stock Purchase Agreement

(c) Effective as of the Effective Date, the Purchase Agreement is amended to include a new Section 2.4, immediately following Section 2.3 of the Purchase Agreement, which reads as follows:

“Section 2.4 Prospectus Supplement. Prior to the Company providing any Purchase Notice to the Investor hereunder, or the sale of any shares of Common Stock to the Investor hereunder, the Company shall have filed a prospectus supplement to the Base Registration Statement with the Securities and Exchange Commission, in the form and with the disclosures required to be set forth therein under applicable law, and shall have filed a Current Report on Form 8-K including a legal opinion of counsel to the Company (or special counsel) opining to the fully-paid and non-assessable status of the shares of Common Stock to be sold hereunder.”

(d) Effective as of the Effective Date, the first sentence of Section 6.3 of the Purchase Agreement is amended to read as follows:

“Prior to providing any Purchase Notice hereunder, the Company shall file with the SEC a prospectus supplement covering the offering and sale of the Purchase Notice Shares.”

(e) Effective as of the Effective Date, the definition of “Commitment Period” as set forth in the Purchase Agreement is amended to read as follows:

““Commitment Period” shall mean the period commencing on the Execution Date and ending on the earlier of (i) the date on which the Investor shall have purchased a number of Purchase Notice Shares pursuant to this Agreement equal to the Commitment Amount or (ii) January 31, 2023.”

Consideration. Each of the Parties agrees and confirms by signing below that they have received valid consideration in connection with this Agreement and the transactions contemplated herein.

2. Mutual Representations, Covenants and Warranties. Each of the Parties, for themselves and for the benefit of each of the other Parties hereto, represents, covenants and warranties that:

(a) Such Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles;

First Amendment to Common Stock Purchase Agreement

(b) The execution and delivery by such Party and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which such Party is bound or affected; and

(c) Any individual executing this Agreement on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Agreement on behalf of such entity.

3. Further Assurances. The Parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement and the transactions contemplated herein.

4. Effect of Agreement. Upon the effectiveness of this Agreement, each reference in the Purchase Agreement to “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Note as modified or amended hereby.

5. Purchase Agreement to Continue in Full Force and Effect. Except as specifically modified or amended herein, the Purchase Agreement, and the terms and conditions thereof shall remain in full force and effect.

6. Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise.

7. Construction. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.

8. Governing Law. This Agreement shall be governed by the laws of the State of New York without regard to choice of law consideration.

9. Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, legal representatives, successors and assigns.

10. Counterparts and Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature page follows.]

First Amendment to Common Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered as of the date set forth on the first page hereof to be effective as of the Effective Date.

“Company”

TRxADE HEALTH, INC.

By:

Its:	CEO

Printed Name:	Suren Ajjarapu

“Investor”

White Lion Capital LLC

By:

Its:	Founding Partner

Printed Name:	Yash Thukral

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First Amendment to Common Stock Purchase Agreement